Exhibit 10.10

SECURITIES REPURCHASE AGREEMENT

THIS SECURITIES REPURCHASE AGREEMENT (the “Agreement”) is entered into as of May 24, 2024 by and between Expectation Acquisition Corporation, a British Virgin Islands business company, (the “Company”), and Greenland Asset Management Corporation (the “Greenland”).

RECITALS

WHEREAS, Greenland is the holder of 2,875,000 founder shares of the Company (the “Founder Shares”), which Greenland purchased from the Company pursuant to the Amended Securities Subscription Agreement dated January 17, 2022 (the “Securities Subscription Agreement”); and

WHEREAS, Greenland desires to sell, and the Company desires to repurchase the Founder Shares on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

SECTION 1. REPURCHASE OF FOUNDER SHARES.

1.1 Repurchase. At the Closing (as defined below), the Company hereby agrees to repurchase from Greenland, and Greenland hereby agrees to sell, assign and transfer to the Company, all of the Greenland’s right, title and interest in and to the Founder Shares for an aggregate repurchase price of $25,000 (the “Repurchase Amount”). Upon consummation of this Agreement, the Company shall cancel such stock certificate. The Repurchase Amount shall be paid by cash, check or wire transfer of immediately available funds to an account or accounts to be designated by Greenland.

1.2 Closing. The closing of the Repurchase (the “Closing”) shall take place at the offices of the Company, 405 Lexington Avenue, 9th Floor, New York, NY 10174 on the date hereof, or at such other time and place as the parties hereto shall mutually agree.

1.3 Termination of Rights of Greenland. Upon payment of the Repurchase Amount, the Founder Shares shall cease to be outstanding for any and all purposes, and Greenland shall no longer have any rights as a holder of the Founder Shares, including any rights that Greenland may have had under the Company’s Memorandum and Articles of Association or otherwise.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

In connection with the transactions provided for hereby, Greenland represents and warrants to the Company as follows:

2.1 Ownership of Founder Shares. Greenland has good and marketable right, title and interest (legal and beneficial) in and to the Founder Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Founder Shares in accordance with this Agreement, the Company will acquire good and marketable title to the Founder Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

2.2 Authorization. Greenland has all necessary power and authority to execute, deliver and perform Greenland’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Founder Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of Greenland.

2.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by Greenland of, or constitute a default by the Greenland under, any agreement, instrument, decree, judgment or order to which the Greenland is a party or by which the Greenland may be bound.

SECTION 3. SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Founder Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 4. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except the choice-of-law provisions thereof.

SECTION 5. ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 6. AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Greenland and the Company.

SECTION 7. FURTHER ACTION.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 8. SURVIVAL.

The representations and warranties herein shall survive the Closing.

SECTION 9. SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 10. NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 10).

SECTION 11. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Securities Repurchase Agreement as of the day and year first above written.

COMPANY:

Expectation Acquisition Corporation

By:	/s/ Wanjiao Pu
Name:	Wanjiao Pu
Title:	Chief Executive Officer

GREENLAND

Greenland Asset Management Corporation

By:	/s/ Shaosen Cheng
Name:	Shaosen Cheng
Title:	Director

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